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                                                                       EXHIBIT 5

Product Name                                                    Kemper Investors
                                                          Life Insurance Company
                                     One Kemper Drive, Long Grove, IL 60049-0001
[KEMPER ANNUITIES LOGO]                                           (800) 778-1482

                             Please Print Clearly

1.  ANNUITANT

First                                   MI                      Last

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Street Address                                                  Apt.

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City                                            State                 Zip

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Daytime Telephone                       [ ] Male                Date Of Birth
(    )                                  [ ] Female                  /   /
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Social Security Number
                      ----------------------------------------------------------

CONTINGENT ANNUITANT
First                                   MI                      Last

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Street Address                                                  Apt.

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City                                            State                 Zip

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Daytime Telephone                       [ ] Male                Date Of Birth
(    )                                  [ ] Female                  /   /
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Social Security Number
                      ----------------------------------------------------------

                             Please Print Clearly

2.  OWNER               COMPLETE THIS SECTION ONLY IF (CHECK ONE):

                [ ] The owner is other than the annuitant, or
                [ ] This is a joint owner with the annuitant.
First                                   MI                      Last

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Street Address                                                  Apt.

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City                                            State                 Zip

[ ] Male    [ ] Female
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Daytime Telephone               Date Of Birth                   Date Of Trust
(   )                               /   /                           /   /
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Social Security/Tax I.D.Number
                              --------------------------------------------------

JOINT OWNER
First                                   MI                      Last

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Street Address                                                  Apt.

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City                                            State                 Zip

[ ] Male    [ ] Female
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Daytime Telephone               Date Of Birth                   Date Of Trust
(   )                               /   /                           /   /
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Social Security/Tax I.D. Number
                              --------------------------------------------------

3.  BENEFICIARY

Primary                                                Relationship To Annuitant
                           %
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Primary                                                Relationship To Annuitant
                           %
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If Joint Owners:
[ ] Surviving joint owner is primary beneficiary
[ ] Other
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Contingent                                             Relationship To Annuitant
                           %
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Contingent                                             Relationship To Annuitant
                           %
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For additional beneficiaries use section 15.

4.  INITIAL PAYMENT

Initial Payment  $
                  --------------------------------------------------------------
                   Make check payable to Kemper Investors Life Insurance Company

Subsequent Payment $
                    ------------------------------------------------------------
                    Please attach form xxx if allocation will be different than below.

If IRA or SEP-IRA application, the applicant has received a Disclosure Buyer's Guide and this payment is a (check one):

[ ] Rollover            [ ] Roth IRA             [ ] Trustee To Trustee Transfer
[ ] IRA Payment for Tax Year
                            ----------------------------------------------------

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5.  ALLOCATION OF PAYMENTS

_____ % Other                                   _____ % Other
_____ % Small Cap Growth                        _____ % High Yield
_____ % Other                                   _____ % Other
_____ % International                           _____ % Government
_____ % Equity                                          Securities
_____ % Other                                   _____ % Money Market
_____ % Other                                   _____ % Fixed Account
_____ % Total Return                            _____ % Other
_____ % Other                                   _____ % Other
_____ % Other                                   _____ % Other
_____ % Other                                   _____ % Other
_____ % Other                                   _____ % Other
_____ % Other                                   _____ % _______________
_____ % Other

Guarantee Period Accounts (GPA) ($1,000 minimum per GPA)

_____ % 1 Year         _____ % 5 Year            _____ % 9 Year
_____ % 2 Year         _____ % 6 Year            _____ % 10 Year
_____ % 3 Year         _____ % 7 Year
_____ % 4 Year         _____ % 8 Year

                   (All allocations above must total 100%.)
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SECURE YOUR FUTURE PROGRAM

[ ] Allocate a portion of my initial payment to the ___________ year GPA such that, at the end of the guarantee period, the GPA will have grown to an amount equal to the total initial payment assuming no withdrawals or transfers of any kind. The remaining balance will be applied as indicated above in Section 5.
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[ ] I elect Automatic Asset Rebalancing (AAR) among the above accounts
    (excluding Fixed, Guarantee Period Accounts and the Money Market II Subaccount.)

    Every:       [ ] 3 Months          [ ] 6 Months          [ ] 12 Months
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Note: If the contract applied for provides for a full refund of the initial payment under its "Right to Examine" provision, that portion of each payment not allocated to the Fixed Account will be allocated solely to the Money Market Portfolio during its first 15 days. Reallocation will then be made as specified.

6.  GUARANTEED RETIREMENT INCOME BENEFIT

[ ] We choose to elect the Guaranteed Retirement Income Benefit.

7.  TYPE OF PLAN

[ ] Nonqualified                        [ ] 408(b) IRA
[ ] 408(k) SEP-IRA*                     [ ] Roth IRA

*Attach required additional forms.

8.  REPLACEMENT

Will the proposed contract replace or change any existing annuity or insurance policy?
[ ] No  [ ] Yes (If yes, list company name and policy number.)

9.  TELEPHONE TRANSFER

I/We authorize and direct Kemper Investors Life Insurance Company to accept telephone instructions from the owner, active agent, or the individuals listed below and to effect transfers and/or future payment allocation changes. I/We agree to hold harmless and indemnify Kemper Investors Life Insurance Company and its affiliates and their collective directors, employees and agents against any claim arising from such action.

Name                                         Birthdate


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[ ] I/We do not accept this telephone transfer privilege.
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10.  DOLLAR COST AVERAGING

Please transfer $______________ from ___________________________________________
                 ($100 minimum)           Enter one Fund # from list below

Every:     [ ] 1 Month       [ ] 3 Months       [ ] 6 Months       [ ] 12 Months

Beginning ____/____/____

Or

[ ] Interest earnings from the Fixed Account

(Must maintain $10,000 balance and continue for at least one year)
Every:     [ ] 1 Month       [ ] 3 Months

TO:
% _____ Small Cap Value(1)                     % _____ Gov. Securities(13)
% _____ Small Cap Growth(2)                    % _____ Money Market(14)
% _____ Value(3)                               % _____ Other(15)
% _____ International(4)                       % _____ Other(16)
% _____ Growth(5)                              % _____ Other(17)
% _____ Value & Growth(6)                      % _____ Other(18)
% _____ Horizon 20+(7)                         % _____ Other(19)
% _____ Total Return(8)                        % _____ Other(20)
% _____ Horizon 10+(9)                         % _____ Other(21)
% _____ Horizon 5(10)                          % _____ Other(22)
% _____ High Yield(11)                         % _____ Other(23)
% _____ Investment Grade Bond(12)              % _____ Other(24)
% _____ GPA(yr ____________)                   % _____ Other(25)
% _____ GPA(yr ____________)                   % _____ Other(26)
% _____ GPA(yr ____________)

DCA is not allowed from any Guarantee Period Accounts. Please consult the prospectus for more information about the benefits and limitations of the Money Market II Subaccount.

11.  ANNUITY DATE

I elect to have annuitization payments begin on ____/____/____. The annuity date may not be later than age 90 (91 if issue age is 90) and must be at least one year after contract issue date.

12.  SYSTEMATIC ACCUMULATION

[ ] I authorize automatic deductions of $____________________________ from my checking account for application to this contract.

    Beginning ____/____/____

    Every:    [ ] 1 Month      [ ] 3 Months      [ ] 6 Months      [ ] 12 Months

PLEASE ATTACH A VOIDED CHECK OR VOIDED DEPOSIT SLIP.

13.  SYSTEMATIC DISTRIBUTIONS

Please withdraw $_______________________  Beginning ____/____/____
                     ($100 minimum)

Every:     [ ] 1 Month       [ ] 3 Months       [ ] 6 Months       [ ] 12 Months

_____ % From ___________________________________________________________________
_____ % From ___________________________________________________________________
_____ % From ___________________________________________________________________
_____ % From ___________________________________________________________________
_____ % From ___________________________________________________________________

[ ] Do not withhold federal income taxes.
[ ] Do withhold at 10% or ____________________ (%).

See form xxx for 70 1/2 minimum distributions. Distributions before age 59 1/2 may be subject to a 10% IRS penalty. KILICO suggests you consult an attorney, accountant or tax advisor prior to requesting a distribution.

Funds allocated to a GPA are subject to an MVA unless distributions are taken within 30 days after the end of a Guarantee Period.

[ ] I wish to use Electronic Funds Transfer (Direct Deposit). I authorize the
    Company to correct electronically any overpayments or erroneous credits made to my account.

PLEASE ATTACH A VOIDED CHECK OR VOIDED DEPOSIT SLIP.

14.  OPTIONAL BILLING REMINDERS

[ ] I wish to receive periodic reminders that I can include with future remittances.

Please send reminder to:    [ ] Owner           [ ] Annuitant

Every:     [ ] 1 Month       [ ] 3 Months       [ ] 6 Months       [ ] 12 Months
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15.  REMARKS


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16.  SIGNATURES

Receipt is acknowledged of the current prospectus for Kemper VA. Benefits, payments and values provided by the contract when based on investment experience of the subaccounts are variable and are not guaranteed as to the dollar amount. Benefits and payments provided by the contract when based on Guarantee Period Account values may increase or decrease in accordance with the market value adjustment formula stated in the contract.

I agree that all statements are true and correct to the best of my knowledge and belief and are made as a basis for my application.

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Signature Of Owner                      Signed At (City and State)      Date

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Signature Of Joint Owner

17.  REGISTERED REPRESENTATIVE / DEALER INFORMATION

Does the contract applied for replace an existing annuity or life insurance policy? [ ] Yes (attach replacement forms as required) [ ] No

I certify that the information provided by the owner has been accurately recorded; a current prospectus was delivered; no written sales materials other than those approved by the Principal Office were used; and I have reasonable grounds to believe the purchase of the contract applied for is suitable for the owner.

                                        Comm. Code: ______  Tel.# (   )
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Signature Of Registered Representative

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Printed Name Of Registered Representative B/D Client Acct. #   Printed Name Of
                                                                Broker/Dealer
                                                    (   )
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Branch Office Street Address For Contract Delivery  Telephone Of Broker/Dealer


18.  MAIL COMPLETED FORM TO: ZURICH KEMPER LIFE
                             ONE KEMPER DRIVE, LONG GROVE, IL 60049-0001

L-8159 (10/97)